INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/

Filed by Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement       / / Confidential, For Use of the
                                          Commission Only (as Permitted
                                          by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Guy F. Atkinson Company of California
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                      GUY F. ATKINSON COMPANY OF CALIFORNIA
                               1001 BAYHILL DRIVE
                           SAN BRUNO, CALIFORNIA 94066

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   ----------



                                                           San Bruno, California
                                                                  March 27, 1997

      The Annual Meeting of Shareholders of Guy F. Atkinson Company of California (the "Company") will be held at the South San
Francisco Conference Center, 255 South Airport Boulevard, South
San Francisco, California, on Thursday, April 17, 1997, at 10:30 a.m. for the following purposes:

      1. To elect directors to serve until the 1998 Annual Meeting of Shareholders and thereafter until their respective successors are elected or appointed.

      2.    To approve a proposal to amend and restate the 1990
            Executive Stock Plan.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      All of the above matters are more fully described in the accompanying Proxy Statement. Only shareholders of record on the books of the Company at the close of business on March 4, 1997 will be entitled to vote at the meeting or any postponement or adjournment thereof.

      To assure your representation at the meeting, it would be appreciated if you would sign and return the enclosed proxy. The giving of such proxy will not affect your right to vote in person should you decide to attend the meeting.




                                                       Therese Ambrusko
                                                           Secretary

                                    ATKINSON
                               1001 BAYHILL DRIVE
                           SAN BRUNO, CALIFORNIA 94066
                                ----------------

                                 PROXY STATEMENT

                                   ----------

                                                    Mailing date: March 27, 1997

      Your proxy in the form enclosed is solicited by the Board of Directors of Guy F. Atkinson Company of California (the "Company") in connection with the Annual Meeting of Shareholders to be held on April 17, 1997 and any adjournment thereof. A proxy may be revoked at any time before it is exercised by voting in person at the meeting, by giving written notice to the Secretary of the Company or by giving a later dated proxy. The shares represented by the proxies received which have been properly dated and signed and not revoked will be voted at the Annual Meeting.

      Only shareholders of record on the books of the Company at the close of business on March 4, 1997 will be entitled to vote at the meeting. As of March 4, 1997, the outstanding voting securities of the Company consisted of 8,987,467 shares of Common Stock, par value $0.01 per share. Each shareholder entitled to vote at the meeting is entitled to one vote for each share held as of the record date.

      With respect to the election of directors, the candidates elected are those receiving the highest number of affirmative votes up to the number of directors to be elected. Any other matter submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company's Common Stock represented and entitled to vote at the meeting, assuming that shares constituting more than 50% of the total number of shares entitled to vote are represented at the meeting. The number of abstentions and broker non-votes with respect to any matter being voted on are not counted either for or against the matter.

      All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors, and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, facsimile or personal call.

      A copy of the Company's Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.


                              ELECTION OF DIRECTORS

      Eight directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected or appointed and qualified. All of the nominees are presently members of theBoard of Directors of the Company. Unless marked to the contrary, the proxies received will be voted FOR the election of the nominees named below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the balance of those named and for such other nominee as the Board may select, or the size of the Board may be reduced accordingly.

INFORMATION WITH RESPECT TO NOMINEES

      Listed below are the names and ages of the nominees, their principal employment for at least the past five years and the year in which each nominee became a director of the Company.

                              PRINCIPAL EMPLOYMENT FOR AT              DIRECTOR
            NAME       AGE    LEAST THE PAST FIVE YEARS                   SINCE

Jack J. Agresti........59     Chief Executive Officer and President        1990
                              of the Company since April, 1994;
                              President and Chief Operating Officer
                              of the Company from April, 1991 to April, 1994; Executive Vice President from April,
                              1990 to April, 1991.

Duane E. Atkinson......69     Vice President of the Company since 1980     1979

Ray N. Atkinson .......68     Vice Chairman of the Company from May,       1979
                              1982 to May, 1991, when he retired.

William E. Burch.......72     Director of Kuhlman Industrial Corporation   1988
                              and Central PreMix Concrete Company;
                              Director, President and Chief Executive
                              Officer of Sedgwick-James from June, 1975 to January, 1981.

J. Phillip Frazier.... 58     President and Chief Executive Officer of     1987
                              Plum Street Enterprises, Inc. since Novem-ber, 1996; Operating Partner, Stonebridge
                              Partners from September, 1994 to March,
                              1996; Chairman and Chief Executive Officer of Hyster-Yale Materials Handling, Inc.
                              from June, 1989 to September, 1992

Donald R. Kayser...... 66     Principal, Kayser Partners, Ltd. since       1992
                              June, 1988; Interim Chairman and Chief
                              Executive Officer of Louisiana Pacific
                              Corporation from August, 1995 to January,
                              1996; Executive Vice President and Chief
                              Financial Officer of Morrison-Knudsen Corp.
                              from September, 1988 to February, 1990;
                              Senior Vice President and Chief Financial
                              Officer of Allied Signal Corporation from
                              April, 1984 to June, 1988.

                              PRINCIPAL EMPLOYMENT FOR AT              DIRECTOR
            NAME       AGE    LEAST THE PAST FIVE YEARS                   SINCE


Ross J. Turner........ 66     Chairman of Genstar Investment Corporation   1988
                              since 1986; Director of Rio Algom Limited,
                              Great West Life & Annuity Insurance Co., and Blue Shield of California.

John F. Whitsett...... 56     Chairman of the Board of Directors of the    1979
                              Directors of the Company since February, 1995; President of Standard Brass Foundry for more than the past five years.

      John F. Whitsett is the first cousin of Duane E. Atkinson and Ray N. Atkinson, who are brothers.

STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth information as of January 31, 1997 as to shares of Common Stock of the Company beneficially owned by each of the present directors and nominees for election as directors, and by each of the executive officers named in the Summary Compensation Table beginning on page _ and all directors and executive officers of the Company as a group. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown.

                                NUMBER OF
                                SHARES OF
                               COMMON STOCK
                               AND NATURE OF
                                BENEFICIAL          FOOTNOTE           PERCENT
               NAME            OWNERSHIP (1)         NUMBER            OF CLASS
               ----            -------------         ------            --------

Jack J. Agresti                   159,843                                1.78
Duane E. Atkinson                  76,325              (2)                 *
Ray N. Atkinson                   104,858          (2) (3) (6)           1.17
William E. Burch                   10,000                                  *
William J. Carlson                 68,443                                  *
J. Phillip Frazier                  1,000                                  *
John F. Huguet                     37,372                                  *
Donald R. Kayser                    3,500                                  *
Herbert D. Montgomery              13,151                                  *
Ross J. Turner                      3,000                                  *
Thomas J. Walsh, III               23,760                                  *
John F. Whitsett                  115,845            (4) (5)             1.29
All directors and
 executive officers as
 a group (14 persons
 including those named
 above)                           617,097              (7)               6.87

* Less than 1%
(1) Includes shares allocated under the Company's Retirement Stock and Investment Plan, as follows: Jack J. Agresti, 35,111 shares; Duane E. Atkinson, 18,873 shares; Ray N. Atkinson, 15,106 shares; William J. Carlson, 17,392 shares; Herbert D. Montgomery, 739 shares; Thomas J. Walsh, III, 9,409 shares; and all directors and executive officers as a group, 113,648 shares. Also includes options that are currently exercisable as follows: Jack J. Agresti, 115,902 shares; William J. Carlson, 50,871 shares; John F. Huguet, 37,272 shares; Herbert D. Montgomery, 11,412 shares; Thomas J. Walsh, III, 14,351 shares; and all directors and executive officers as a group, 251,264 shares.

(2) Does not include 641,910 shares held by the Atkinson Foundation of which Duane E. Atkinson and Ray N. Atkinson are directors. The directors have no beneficial interest in such shares.

(3) Includes 1,125 shares held in custodial accounts for three grandchildren of Ray N. Atkinson, as to which he has sole voting and investment power and as to which he disclaims beneficial ownership. Does not include 3,000 shares held by Mr. Atkinson's wife, as to which he has neither voting nor investment power and as to which Mr. Atkinson disclaims beneficial ownership.

(4) Does not include 861,620 shares held by the Myrtle L. Atkinson Foundation, of which John F. Whitsett is a director. Mr. Whitsett has no beneficial interest in such shares.

(5) Includes 20,610 shares held in trust or in custodial accounts of which Mr. Whitsett is the sole trustee or custodian and as to which he has sole investment and voting power. Does not include 4,723 shares held by Mr. Whitsett's wife, as to which Mr. Whitsett disclaims beneficial ownership.

(6) Does not include 583,517 shares held by Willamette University. Ray N. Atkinson is one of eight members of a committee of the Board of Trustees of Willamette University which has voting power with respect to such shares. Mr. Atkinson disclaims beneficial ownership thereof.

(7) Excludes shares excluded in notes (2), (3), (4), (5), and (6) above. Includes shares included in notes (3) and (5) above.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

      The following table sets forth the compensation earned during the three fiscal years ended December 31, 1996 by the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                                          SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                  -------------------------------------
                                     ANNUAL COMPENSATION                    AWARDS              PAYOUTS
                               --------------------------------   -------------------------     -------
        (A)            (B)       (C)       (D)        (E)(1)          (F)           (G)           (H)         (I)(2)
                                                   Other Annual   Restricted                     LTIP       All Other
      Name and                 Salary     Bonus    Compensation      Stock     Options/SARs*    Payouts   Compensation
 Principal Position    Year      ($)       ($)         ($)         Award(s)         (#)           ($)          ($)
-------------------    ----    ------    --------  ------------   ----------   -------------    -------   ------------
J. J. Agresti          1996    $415,000  $120,000                      0              65,000                   $20,166
President and Chief    1995    $375,000  $187,500                      0              65,000                   $14,544
Executive Officer      1994    $358,271   $50,000                      0              51,613                   $13,048

W. J. Carlson          1996    $280,000   $80,000                      0              30,000                    $9,924
Senior Vice President  1995    $250,000   $65,000                      0              30,000                    $9,563
of the Company,        1994    $250,000        $0                      0              18,065                    $9,517
President, Atkinson
Construction Company

J. F. Huguet**         1996    $196,498        $0                      0              27,000                   $27,732
Senior Vice President  1995    $174,456  $100,000                      0              30,000                   $20,228
of the Company,Presi-  1994    $141,218   $21,951                      0              12,903                   $14,527
dent, Commonwealth
Construction Company

H. D. Montgomery***    1996    $192,500   $50,000                      0              26,000                    $9,039
Senior Vice President, 1995    $175,000   $70,000                      0              25,000                    $5,676
Chief Financial Offi-
cer and Treasurer      1994     $88,513   $25,000                      0              10,323                      $598
and Treasurer

T. J. Walsh, III       1996    $180,000   $30,000                      0              20,000                    $8,842
Vice President of the  1995    $170,000   $40,000                      0              25,000                    $8,747
Company, President,    1994    $150,000        $0                      0               6,452                    $8,497
Walsh Construction
Company


* The number of options granted in 1994 has been adjusted to account for the extraordinary dividend declared in February, 1995.

**    Compensation figures converted from Canadian dollars.

*** Mr. Montgomery joined the Company in June, 1994. His salary on an annualized basis in 1994 was $160,000.

(1) No named executive officer received perquisites or personal benefits, the aggregate value of which exceeded the lesser of $50,000 or 10% of salary and bonus. No other value was received that required reporting in this column.

(2) The amounts disclosed in this column include:

      (a) Company contributions made in fiscal year 1996 to the Atkinson Retirement Stock and Investment Plan on behalf of the named executive officers as follows: J. J. Agresti, $7,500; W. J. Carlson, $7,500; H. D. Montgomery, $7,500; T. J. Walsh, III, $7,500.

      (b) Company contributions made in fiscal year 1996 to the Guy F. Atkinson Holdings Ltd. Employees' Money Purchase Pension Plan on behalf of John F. Huguet in the amount of $26,369. Guy F. Atkinson Holdings Ltd. is a Canadian subsidiary of Guy F. Atkinson Company.

      (c) Payment by the Company in fiscal year 1996 of premiums for term life insurance on behalf of the named executive officers as follows: J. J. Agresti, $12,665 W. J. Carlson, $2,424; J. F. Huguet, $1,362; H. D. Montgomery, $1,539;
T. J. Walsh, III, $1,341.

DIRECTORS' COMPENSATION

      During 1996 directors who were not employees were entitled to receive an annual director's fee of $16,000, plus $1,500 for each Board meeting attended. Directors who were not employees of the Company further were entitled to receive, if serving as chairman of any committee of the Board, an annual fee of $3,000, plus $1,000 for each committee meeting attended or, if serving as a member of such committee, an annual fee of $2,000, plus $1,000 for each committee meeting attended.

      Mr. Whitsett receives a fee of $5,000 per month to serve as the Chairman of the Board of Directors. This is in addition to the other fees he receives as a director.


                             OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth the option grants made to the executive officers named in the Summary Compensation Table above during the 1996 fiscal year. No stock appreciation rights were granted in the 1996 fiscal year.

                                                                                           Grant
                                 Individual Grants                                      Value Date
-----------------------------------------------------------------------------------     ----------
        (a)               (b)               (c)               (d)           (e)             (f)
                        Options      % of Total Options   Exercise or                   Grant Date
       Name             Granted          Granted to        Base Price    Expiration       Present
                     (# Shares)(1)       Employees         ($/Share)        Date       Value ($)(2)
                                      in Fiscal Year
-------------------  -------------   ------------------   -----------    ----------    ------------

J. J. Agresti            65,000            20.8%             10.00        2/15/06        $439,335
W. J. Carlson            30,000             9.6%             10.00        2/15/06        $202,770
H. D. Montgomery         26,000             8.3%             10.00        2/15/06        $175,734
J. F. Huguet             27,000             8.6%             10.00        2/15/06        $182,493
T. J. Walsh, III         20,000             6.4%             10.00        2/15/06        $135,180

(1) Options were granted on February 15, 1996. The options are exercisable with respect to 25% of the shares on the four anniversary dates following the date of grant. Each option is exercisable over a period of up to ten years from the date of grant, subject to continued employment. Payment of the option purchase price may be made in cash, or shares of the Company's Common Stock owned by the optionee for a period of six (6) months, or in any combination of cash and shares of the Company's Common Stock.

(2) Present value was calculated using the Black-Scholes pricing model which involves an extrapolation of future pricing levels based solely on past performance. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock which will be determined by future events and unknown factors.

The inputs used in deriving present value were as follows:

o Option price                        Current market price at date of award
o Option fair market value            Current market price at date of award
o Expected option term                10 years
o Stock                               price volatility 50.20%
o Expected dividend yield             0.00%
o Risk-free rate of return            5.81%

Stock price volatility is equal to the standard deviation of Atkinson daily closing stock prices over the period commencing January 1, 1987 and ending December 31, 1996. The risk-free rate of return is determined using the U.S. Treasury constant maturity 10 year yield on the date of grant.



                        AGGREGATED OPTION EXERCISES IN 1996 AND FISCAL YEAR-END OPTION VALUES*

                                Exercises During Year                              Fiscal Year End
                           --------------------------------      -----------------------------------------------
          (A)                    (B)                (C)                   (D)                          (E)
                                                                                                     Value of
                                                                  Number of Securities             Unexercised
                                                                 Underlying Unexercised            In-The-Money
                                                                      Options (#)                 Options ($)**

                           Shares Acquired         Value              Exercisable/                 Exercisable/
         Name              on Exercise (#)     Realized ($)          Unexercisable                Unexercisable
         ----             -----------------    ------------          -------------                -------------
J. J. Agresti                   None               None             115,902/147,356             $334,296/$291,077
W. J. Carlson                   None               None              50,871/66,082              $151,457/$126,079
H. D. Montgomery                None               None              11,412/49,911               $29,201/$75,823
J. F. Huguet                    None               None              37,272/58,551              $106,842/$108,008
T. J. Walsh, III                None               None              14,351/43,601               $45,496/$78,493

* Option Terms: Option price is market at grant; term is ten years, subject to continued employment. Right to exercise vests for 25% of each award's shares per year; full vesting occurs in four years. Optionees may purchase optioned shares with payment in cash or shares of the Company's common stock.

** Based upon stock closing price of $10.50 on December 31, 1996

                                  PENSION PLANS

    The following table sets forth the estimated annual benefits payable upon retirement to Company employees under the Atkinson 1987 Pension Plan and the Company's Excess-Benefit Plan ("the Pension Plans").


                                               PENSION PLAN TABLE

                                                YEARS OF SERVICE
                --------------------------------------------------------------------------------------
REMUNERATION       15           20          25            30           35            40           45
------------    -------      -------     -------       -------      -------       -------      -------
$200,000         45,858       59,347      72,836        86,325       99,814       113,303      126,792
$250,000         57,758       74,747      91,736       108,725      125,714       142,703      159,692
$300,000         69,658       90,147     110,636       131,125      151,614       172,103      192,592
$350,000         81,558      105,547     129,536       153,525      177,514       201,503      225,492
$400,000         93,458      120,947     148,436       175,925      203,414       230,903      258,392
$450,000        105,358      136,347     167,336       198,325      229,314       260,303      291,292
$500,000        117,258      151,747     186,236       220,725      255,214       289,703      324,192
$550,000        129,158      167,147     205,136       243,125      281,114       319,103      357,092
$600,000        141,058      182,547     224,036       265,525      307,014       348,503      389,992


    The compensation covered for purposes of the Pension Plans includes salary and bonus. In 1996, the named executive officers received covered compensation as follows: J. J. Agresti, $535,000; W. J. Carlson, $360,000; J. F. Huguet, not applicable; H. D. Montgomery, $242,500; T. J. Walsh, III, $210,000. Mr. Huguet is a resident Canadian and does not participate in the Pension Plan.

    The estimated credited years of service for the named executive officers are as follows: J. J. Agresti, 37; W. J. Carlson, 25; J. F. Huguet, not applicable;
H. D. Montgomery, 2; T. J. Walsh, III, 16.

    The calculations are straight-life annuity amounts based upon current plan formulae and are not subject to Social Security offsets.

EMPLOYMENT AGREEMENTS

    In 1994, the Company entered into an employment agreement with J. J. Agresti, under which Mr. Agresti's employment will continue for a period of three years from April 21, 1994 and will renew automatically for additional periods of one year each, unless either party gives three months' written notice of intent to terminate, up until Mr. Agresti's 65th birthday. The agreement also provides that if Mr. Agresti voluntarily resigns or the Company terminates his employment for any reason other than cause following a change in control of the Company, he will be entitled to receive his salary and benefits for three years after the termination. In March, 1997, the Agreement was amended to provide that the Company will purchase an annuity to fund Mr. Agresti's earned Supplemental Executive Retirement Plan (SERP) benefits following his retirement.

REPORT ON EXECUTIVE COMPENSATION


    The purpose of this report is to describe the executive compensation policies applied by the Executive Compensation Committee of the Company's Board of Directors with regard to the executive officers of the Company, and the basis for compensation awarded to the President and Chief Executive Officer during fiscal year 1996.

    The Executive Compensation Committee (hereafter "Committee") is appointed annually to advise the Board of Directors on matters of executive compensation. The Committee makes compensation recommendations to the Board for the Chief Executive Officer position as well as the Chief Operating Officer position, if occupied, proposes to the Board the terms of the programs and plans for managing executive pay, and administers the 1990 Executive Stock Plan. The Committee's members are William E. Burch (Chairman), Donald R. Kayser, and Ross J. Turner. Each is an independent, outside Director; none is a former employee of the Company. In 1996, no one on the Committee participated in the compensation described here for executives. The Committee retains its own consulting firm to advise it from time to time.

    In evaluating and voting on the Company's executive compensation awards, the Board and the Committee seek to achieve the following objectives:

o To attract, motivate and retain outstanding executives by providing compensation opportunities consistent with those in the industry for similar positions.

o To offer incentive for business success by putting a significant portion of each executive's total pay at risk, based on Company performance (assessing in the short term desirable operating results and, in the long term, stock price growth and total shareholder return).

o To encourage career service by providing retirement income for executive service consistent with industry practice.

    The Committee recommended to the Board the compensation for Jack J. Agresti as President and Chief Executive Officer. Mr. Agresti, who is also a member of the Board of Directors, did not participate in any Board discussions regarding his own pay nor did he vote on his own compensation.

BASE SALARY

    The Committee annually reviews salary levels for the named executive officers in relation to information available about salary levels for comparable positions in the industry, as well as annual rates of executive salary movement within the industry. It is the Committee's general policy to position the base salary of executive officers, including the Chief Executive Officer, approximately at mid-range (50th percentile) of salaries for comparable industry positions. Survey data for this analysis is provided by an independent, outside consulting firm retained by the Committee.

    In December 1995, the Board, acting on the Committee's recommendation, approved increasing Mr. Agresti's annual base salary from $375,000 to $415,000, effective January 1, 1996. This was the first increase in base salary Mr. Agresti received since his promotion to President & CEO on April 21, 1994. Available survey data confirmed that this action met the Board's objective to maintain salaries at a competitive level.

    When the Company appointed Mr. Agresti President and Chief Executive Officer on April 21, 1994, the Company entered into an employment agreement with Mr. Agresti. In March 1997, the Board, acting upon a recommendation of the Committee, amended Mr. Agresti's employment agreement relative to future funding of Mr. Agresti's earned Supplemental Executive Retirement Plan (SERP) benefits. Terms of the employment agreement and the amendment are described on Page 8 of this Proxy Statement.

    The Chief Executive Officer recommends to the Executive Compensation Committee salary adjustments for the other executive officer positions. The Committee reviews these recommendations based on the same criteria used to evaluate the competitive base salary of the Chief Executive Officer position.

    In 1996, the four other named executive officers were awarded base salary increases as recommended by the Chief Executive Officer. The Committee concurred with these recommendations on the basis of data presented on salary levels for comparable positions within the industry.

ANNUAL INCENTIVE AWARDS

    The Board encourages executives to achieve desirable annual operating results by offering such executives opportunities to earn annual incentive awards. These incentive opportunities are designed to put a significant portion of an executive's total pay "at risk," subject to the achievement of financial and operating goals at levels designed to be consistent with industry practice. The Chief Executive Officer and the Chief Operating Officer (when the position is occupied), participate in individual incentive opportunities funded on the basis of attainment of specific corporate financial goals for net income, return on equity, new bookings, and margins on new bookings. These goals are set by the Board.

    The other named executive officers also participate in annual incentive compensation plans which fund when pre-established corporate financial goals related to their positions are achieved and/or pre-established goals related to the operating plans of the businesses for which they are responsible are achieved. Target awards for the five named executive officers were set from 35% to 50% of base salary, with maximum awards not to exceed 2.2 times these targets.

    As shown on the Summary Compensation Table, four of the five named executive officers were granted annual incentive awards for 1996, based on the level of attainment of pre-established financial goals and individual achievement factors. The specific 1996 corporate financial goals set by the Board for the Chief Executive Officer were attained at approximately 58% of the target level. Because of that achievement, and the Board's evaluation of Mr. Agresti's individual accomplishments during the year, the Board awarded Mr. Agresti 58% of his target award amount.

    For the other named executives, attainment in 1996 of pre-established financial goals and individual achievement factors ranged from 0% to 82% of their target award amounts.

LONG-TERM INCENTIVE AWARDS

    The Company offers incentive to management for contributions to stock price growth and total shareholder return through participation in the 1990 Executive Stock Plan. The Plan, which was amended and restated by shareholders in April 1995, provides for awards of non-qualified and incentive stock options, restricted stock, and stock appreciation rights to officers and other key employees, and represents additional "at risk" compensation. In 1996, awards were made by the Executive Compensation Committee, whose members were not participants in the Plan. All named executive officers were participants in the Plan and all named officers received stock option awards in 1996, which are shown in the Summary

Compensation Table and the Option/SAR Grants Table. Most of the options granted to date have achieved some gain, but the realization of meaningful compensation values from them depends on future stock price growth.

    No awards of restricted stock were made in 1996. Previous awards of restricted stock were made in 1992, and the unqualified ownership of these awarded shares of restricted stock were dependent upon attaining specific earnings per share goals for each of the three years following the grants; short of achieving each year's goal, a percentage of the awarded restricted shares were forfeited back to the Company. Earnings per share goals were not met in any of the three years (1993-1995), and all remaining shares previously awarded were forfeited on March 5, 1996.

    The Board believes the amended and restated 1996 Executive Stock Plan is well designed to encourage management's effort in the shareholders' interests. Little value will be realized from the Plan unless those interests are well served.

    The Company has not adopted a policy regarding how it will address Section 162(m) of the Internal Revenue Code regarding the deductibility of certain compensation, because no officer of the Company will earn compensation that approaches the million-dollar limitation.

    The Board of Directors:
        Jack J. Agresti
        Duane E. Atkinson
        Ray N. Atkinson
        William E. Burch
        J. Phillip Frazier
        Donald R. Kayser
        Ross J. Turner
        John F. Whitsett

                               PERFORMANCE GRAPH*

    Note: The stock performance shown on the graph below is not necessarily indicative of future price performance.

The following graph compares the percentage change in the cumulative total shareholder return of the Common Stock of Guy F. Atkinson Company of California ("Atkinson") over the last five fiscal years with the performance of the NASDAQ Stock Market - US Index and a Peer Group over the same period. The returns were calculated assuming the investment in Atkinson Common Stock, the NASDAQ Stock Market - US Index and the Peer Group on December 31, 1991, and reinvestment of all dividends.

                  [TABLE FOR PERFORMANCE GRAPH IN EDGAR FORMAT]
                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG GUY F. ATKINSON COMPANY, THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP

MEASUREMENT PERIOD                             NASDAQ STOCK
(FISCAL YEAR COVERED)         ATKINSON         MARKET-US INDEX      PEER GROUP
--------------------          --------         ---------------      ----------
Measurement Pt -- 12/31/91    $100.00          $100.00              $100.00
FYE 12/31/92                   144.00           116.00                93.00
FYE 12/31/93                   127.00           134.00                87.00
FYE 12/31/94                   154.00           131.00                61.00
FYE 12/31/95                   194.00           185.00                67.00
FYE 12/31/96                   227.00           227.00                95.00

* The Peer Group includes the following companies:
Granite Construction Incorporated, Michael Baker Corporation, Morrison Knudsen Corporation, Perini Corporation, and The Turner Corporation. These are the same companies which have made up the Peer Group since 1993, except that Blount, Inc. was deleted in 1994 because it ceased operating as a construction company, and Kasler Holding Company, which has been in the peer group since 1993, changed its name to Washington Construction Group, Inc. in April 1996. In September, 1996, Washington Construction Group, Inc. merged with Morrison Knudsen Corporation. The data included in this proxy statement for Morrison Knudsen Corporation includes data from Washington Construction Group, Inc. and Kasler Holding Company.

CERTAIN TRANSACTIONS

    In 1991, William J. Carlson, then President of Walsh Construction Company division, was relocated by the Company from Trumbull, Connecticut to its headquarters in South San Francisco, California. In connection with his relocation, Mr. Carlson received a loan which is guaranteed by Guy F. Atkinson Company, a Nevada corporation. The loan is in the amount of $156,000 and is secured by a deed of trust on Mr. Carlson's residence. The entire principal amount of the loan is due on December 31, 2001 and annual interest payments are required on the outstanding principal at the rate of 6.00 percent per annum.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

    The Company has standing audit, executive compensation and corporate governance committees of the Board of Directors.

    The Audit Committee consists of three directors appointed by the Board. The current members of the Audit Committee are William E. Burch, J. Phillip Frazier, and Donald R. Kayser. The Audit Committee recommends to the Board the appointment of an independent accounting firm, reviews the financial statements of the Company with such accounting firm, inquires into the effectiveness of the Company's internal auditing methods and procedures, and reports to the Board. The Audit Committee held four meetings during 1996.

    The Executive Compensation Committee consists of three directors appointed by the Board, none of whom may be the Chairman or the President of the Company. The current members of the Compensation Committee are William E. Burch, Donald
R. Kayser, and Ross J. Turner. The Compensation Committee held eight meetings in 1996.

    The Corporate Governance Committee, previously called the Nominating Committee, consists of three directors appointed by the Board. The current members of the Committee are Duane E. Atkinson, Ray N. Atkinson, and Ross J. Turner. In December, 1996, the Board reconstituted the Committee to increase its focus on matters of corporate governance. The Committee also recommends to the Board nominations of directors. The Committee held one meeting during 1996. The Committee will consider nominations recommended by shareholders, which should be directed to the Secretary of the Company.

    Six meetings of the Board of Directors were held in 1996. Each of the directors attended no less than seventy-five percent of the meetings of the Board and the standing committees on which such director serves.

                     CERTAIN BENEFICIAL OWNERS OF SECURITIES

    The persons listed below are known to the Company to be beneficial owners as of January 31, 1997 of more than 5% of the Company's Capital Stock(1). Such persons have sole voting and investment power with respect to the shares set forth opposite their names below.

                                   AMOUNT AND
                                     NATURE                    PERCENT
     NAME AND ADDRESS OF          OF BENEFICIAL                  OF
      BENEFICIAL OWNER              OWNERSHIP                   CLASS
-----------------------------     -------------                -------

Myrtle L. Atkinson Foundation       861,620                      9.6
 5828 Naylor Avenue
 Livermore, CA  94550

Atkinson Foundation                 641,910                      7.1
 1100 Grundy Lane
 San Bruno, CA 94066

Willamette University               583,517                      6.5
 Salem, OR 97301

David L. Babson & Co.               551,600                      6.1
 One Memorial Drive
 Suite 1100
 Cambridge, MA  02142

Quest Advisory Corp.                527,400                      5.9
1414 Avenue of the Americas
New York, NY  10019
---------

(1) As of January 31, 1997, the trustee of the Atkinson Retirement Stock and Investment Plan was the owner of 1,373,397 shares of the Common Stock of the Company, constituting 15.3% of the Common Stock, held for the benefit of participants in the Plan. The trustee votes such shares only in accordance with instructions from such participants and disclaims beneficial ownership thereof.


           APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1990 EXECUTIVE
               STOCK PLAN OF GUY F. ATKINSON COMPANY OF CALIFORNIA

    On March 17, 1997, the Board of Directors amended and restated the Guy F. Atkinson Company of California 1990 Executive Stock Plan (the "Plan"), subject to the approval of the stockholders of the Company. The purpose of the Plan is to encourage stock ownership by directors and key employees of the Company, thereby providing an incentive for them to promote stock price growth and the overall financial success of the Company.


PRINCIPAL FEATURES OF THE PLAN, AS AMENDED

    (a) The Plan provides for the award of (i) nonqualified stock options ("NSOs") and incentive stock options ("ISOs") to purchase the Company's Common Stock, (ii) shares of Common Stock for such consideration and subject to such restrictions as the Executive Compensation Committee determines and (iii) rights or other units, the value of which is based on the value of Common Stock, as the Executive Compensation Committee deems appropriate.

    (b) Key employees of the Company, as determined by the Executive Compensation Committee, are eligible to receive awards under the Plan. The options, benefits or amounts which would have been received by or allocated to the named executive officers and executive officers as a group for the 1996 fiscal year if the Plan, as amended, had been in effect are not determinable. Under a feature added to the Plan in March of 1997, non-employee directors are eligible to participate in the Plan.

    (c) As part of the amendment and restatement of the Plan, the number of shares available for issuance under the Plan was increased by 700,000 shares. As a result, up to 2,000,000 shares of Common Stock, $0.01 par value, are reserved for issuance under the Plan. As of the date of this Proxy statement, no shares remained available for issuance.

    (d) The Board has the authority to amend the Plan at any time; provided, however, that any amendment which increases the maximum number of shares available or changes the class of persons eligible to receive awards must be approved by the stockholders.

    (e) The Plan remains in effect until termination by the Board or, if earlier, March 17, 2007. No awards may be granted after termination of the Plan.

    (f) Stock options may not be granted with a term of more than 10 years. ISOs must bear an exercise price equal to the full fair market value of Common Stock. NSOs may be granted at below fair market value. No person may receive more than 200,000 options per calendar year.

    (g) Options may be subject to vesting and other restrictions, as the Executive Compensation Committee determines at the time of grant. Shares of Common Stock may be awarded subject to such restrictions that the Executive Compensation Committee deems appropriate, including attainment of performance objectives or completed years of service.

    (h) The Plan permits the grant of stock appreciation rights ("SARs") or units based on the value of Common Stock, payable in cash or stock and subject to performance requirements, as the Executive Compensation Committee determines. No person may receive more than 200,000 SARs per calendar year.

    (i) Options may be exercised with cash or shares of Common Stock. The Plan contains "cashless exercise" provisions and permits the withholding of shares from exercise to cover applicable withholding taxes.

    (j) Any options granted to non-employee directors vest and become exercisable with respect to 33.33% of the options granted on each of the first three annual anniversary dates of the grant, unless otherwise specified at the time of the grant. The exercise price is equal to 100% of the fair market value of Common Stock on the date of grant. A non-employee director's options have a term of 7 years, regardless of whether or not the individual remains a Director during the full term.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option or SAR under the Plan. The optionee will have no taxable income upon exercising an ISO

(although the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO or SAR, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise. The Company will be entitled to a deduction for the same amount. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO or SAR. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

    The Committee may permit a Plan participant to satisfy his or her withholding tax obligations by surrendering a portion of his or her previously issued shares to the Company, or by having the Company withhold a portion of any shares that otherwise would be issued to him or her.

  The above description of tax consequences is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the Plan.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE PLAN. A vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required for approval. An abstention or shares represented by proxies which are marked "abstain" will have the same effect as a vote against the proposal. The failure of a broker or other nominee to vote shares for a beneficial owner will have no effect on the proposal.


                          CERTIFIED PUBLIC ACCOUNTANTS

    The firm of Coopers & Lybrand L.L.P., Certified Public Accountants, has been the auditor for the Company for many years. A representative of that firm is expected to be present at the Annual Meeting. He or she will be available to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

                              SHAREHOLDER PROPOSALS

    To be considered for presentation to the Annual Meeting of Shareholders to be held in 1998 a shareholder proposal must be received at the offices of the Company, 1001 Bayhill Drive, San Bruno, California 94066, not later than November 28, 1997.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's Directors, certain executive officers, and any persons holding more than 10 percent of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to file these reports when due. All of the filing requirements were satisfied in 1996. In making this disclosure, the Company has relied solely on copies of the reports that have been filed with the Securities and Exchange Commission and written representations of its Directors and executive officers.

                                  OTHER MATTERS

    The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to their best judgment.



                                    Therese Ambrusko
                                       Secretary

                           Appendix A - Form of Proxy

PROXY

                     GUY F. ATKINSON COMPANY OF CALIFORNIA
                   PROXY SOLICITED ON BEHALF OF THE DIRECTORS
                       For Annual Meeting of Shareholders
                                 April 17, 1997

     Jack J. Agresti, Duane E. Atkinson and John F. Whitsett, and each of them, each with full power of substitution, are hereby authorized to represent and to vote any and all shares of Common Stock of GUY F. ATKINSON COMPANY OF CALIFORNIA which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 17, 1997, or any adjournment or postponement thereof, as specified on the reverse side and with all of the powers which the undersigned would possess if personally present.

              (Please Sign and Date the Proxy on the Reverse Side)

THIS PROXY WILL BE VOTED AS YOU SPECIFY HEREON, UNLESS      Please mark
OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE          your votes as /   /
ELECTION OF THE DIRECTORS AND FOR THE PROPOSAL              indicated in
                                                            this example

1.  Election of directors to serve for the ensuing year:

    FOR all                WITHHOLD         Jack J. Agresti, Duane E. Atkinson,
    nominees               AUTHORITY        Ray N. Atkinson, William E. Burch,
    listed to the right    to vote for      J. Phillip Frazier, Donald R.
                           all nominees     Kayser, Ross J. Turner, John F.
                           listed to the    Whitsett
                           right
        /  /                   /  /

                                            (INSTRUCTION:  To withhold authority
                                            to vote for any individual nominee,
                                            write that nominee's name in the
                                            space provided below.)

                                            ------------------------------------

2.  Proposal to amend and restate the       3.  In their discretion, the Proxies
    1990 Executive Stock Plan, as               are authorized to vote upon any
    described in the Proxy Statement.           other matter that may properly
                                                come before the meeting or any
    FOR       AGAINST      ABSTAIN              adjournment or postponement
    /  /        /  /         /  /               thereof.


                            Please sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.

                            Dated:______________________________________, 1997

                            __________________________________________________
                            (Signature)

                            __________________________________________________
                            (Signature)

           Appendix B - Amended and Restated 1990 Executive Stock Plan


                      GUY F. ATKINSON COMPANY OF CALIFORNIA
                            1990 EXECUTIVE STOCK PLAN
                             AS AMENDED AND RESTATED


1.      Establishment and Purpose.

        (a) Guy F. Atkinson Company of California (the "Company") previously adopted the Guy F. Atkinson Company of California 1990 Executive Stock Plan (the "Plan"). The Company hereby amends and restates the Plan to read as set forth herein, effective as of March 17, 1997 (the "Effective Date"), but contingent upon approval by the shareholders of the Company within 12 months after the Effective Date. The Plan provides a means whereby:

               (1) key employees of the Company and its Subsidiaries may be given an opportunity to purchase shares of the common stock of the Company (the "Stock") pursuant to options which may qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (referred to as "incentive stock options");

               (2) Non-Employee Directors of the Company and key employees of the Company and its Subsidiaries may be given an opportunity to purchase shares of Stock pursuant to options which do not qualify as incentive stock options (referred to as "nonqualified stock options");

               (3) Non-Employee Directors of the Company and key employees of the Company and its Subsidiaries may acquire Stock for such consideration (if any) and subject to such restrictions (if any) as the Committee determines appropriate; and

               (4) Non-Employee Directors of the Company and key employees of the Company and its Subsidiaries may be granted rights or units the value of which is based on the value of the Stock.

        (b) The purpose of the Plan is to promote the long-term success of the Company by encouraging key employees and Non-Employee Directors to focus on long-range objectives, by attracting and retaining key employees and Non-Employee Directors, and by aligning the finan cial interests of key employees and Non-Employee Directors with the interests of shareholders.

2.      Definitions.

        (a) "Awards" refers collectively to Stock grants, Stock sales, options to purchase Stock, stock appreciation rights, and units issued pursuant to this Plan.

        (b) "Non-Employee Director" refers to a member of the Board who is not a common-law employee of the Company or a Subsidiary.

        (c)    "Participant" refers to a recipient of an Award.

        (d) "Subsidiaries" refers to subsidiary corporations, as defined in Section 424(f) of the Code (but substituting "the Company" for "employer corporation"), including entities which become Subsidiaries after adoption of the Plan.

3.      Administration of the Plan.

        (a)    The Plan shall be administered by the Executive
               Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board").

        (b) The Committee shall consist of not less than two members, who shall be members of the Board. The composition of the Committee shall satisfy:

               (1) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934; and

               (2) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

        (c) The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee, but not less than two persons, shall constitute a quorum. Any acts of the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all the members of the Committee shall be valid acts of the Committee.

        (d) The Committee shall determine which key employees and Non-Employee Directors of the Company or its Subsidiaries shall be granted Awards under the Plan, the timing of such Awards, the terms thereof, and the number of shares of Stock subject to each Award.

        (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations and the instruments evidencing Awards granted under the

               Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpreta tions of the Committee shall be binding on all Participants.

        (f) The Plan is intended to meet the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities
               Exchange Act of 1934 and the requirements of
               Section 162(m)(4)(C) of the Code and shall be administered and construed accordingly.

4.      Stock Subject to the Plan; Limitations on Award.

        (a) Awards may be granted under the Plan to eligible persons for an aggregate of not more than two million (2,000,000) shares of Stock. If an option is surrendered for cash or other consideration, or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. If Stock is granted or sold subject to restrictions and is subsequently forfeited, the forfeited shares shall again be available for Awards under this Plan. If stock appreciation rights are granted and subsequently lapse or are forfeited, the shares to which the rights relate shall again be available for Awards under the Plan.

        (b) If there is any change in the Stock subject to the Plan or the Stock subject to any Award granted under the Plan, through merger, consolidation, reorganization, spin-off, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent), extra ordinary cash dividend or other change in the corporate structure of the Company, appropriate adjustments may be made by the Committee in order to preserve but not to increase the benefits to the Participants, including adjustments in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding Awards, and the limitations in subparagraph (c) below.

        (c) The Company shall not grant, issue or sell to any employee in any calendar year:

               (1) options pursuant to paragraph 7 to purchase more than two hundred thousand (200,000) shares of Stock; or

               (2) stock appreciation rights with respect to more than two hundred thousand (200,000) shares of Stock, pursuant to paragraph 8.

5.      Eligibility.

        Persons who shall be eligible to have Awards granted to them shall be such key employees of the Company or its Subsidi aries as the Committee, in its discretion, shall designate from time to time and the Non-Employee Directors of the Company.

6.      Non-Employee Directors.

        Any other provision of the Plan notwithstanding, the partici pation of Non-Employee Directors in the Plan shall be subject to the following restrictions:

        (a) All nonqualified options granted to a Non-Employee Director under this paragraph 6 shall vest and become exercisable with respect to 33.33% of the options granted on each of the first three annual anniversary dates of grant, unless otherwise specified at the time of grant.

        (b) The exercise price under all nonqualified options granted to a Non-Employee Director under this para graph 6 shall be equal to one hundred percent (100%) of the fair market value of Stock on the date of grant, payable in any form permitted under paragraph 14.

        (c) All nonqualified options granted to a Non-Employee Director under this paragraph 6 shall terminate on the seventh (7th) anniversary of the date of the grant, regardless of whether or not the individual remains a member of the Board of Directors during the full period.

7.      Terms and Conditions of Options.

        (a) The exercise price of the Stock covered by each incen tive stock option shall not be less than the per share fair market value of such Stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date the option is granted. Nonqualified stock options may be granted with an exercise price less than fair market value. The exercise price of an outstanding stock option shall be subject to adjustment to the extent provided in paragraph 4.

        (b) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

        (c) The Committee shall determine the term of each option granted under the Plan, but the term of each option shall be for no more than ten (10) years; provided, however, that in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or any Subsidiary, the term shall be for no more than five (5) years.

        (d) The stock option agreement may contain such other terms, provisions and conditions as may be determined by the Committee (not inconsistent with this Plan), including, without limitation, stock appreciation rights with respect to options granted under this Plan. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

8.      Stock Appreciation Rights.

        The Committee may, under such terms and conditions as it deems appropriate, authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration therefor in an amount equal to the differ ence obtained by subtracting the option price of the shares then subject to exercise under such option from the fair market value of the Stock represented by such shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan. Such payment may be made in shares of Stock valued at their fair market value on the date of surrender of such option or in cash, or partly in shares and partly in cash. Acceptance of surrender and the manner of payment shall be in the discretion of the Committee. Any payments of cash under this paragraph shall be from the general assets of the Company.

9.      Stock Awards.

        The Committee may, in its discretion, issue Stock to eligible persons as compensation for services rendered to the Company or its Subsidiaries, on whatever basis and subject to such performance requirements, terms and conditions as the Committee determines. The terms and conditions of such an Award shall be evidenced by a written agreement executed by the Company and the Participant.

10.     Unit Awards.

        The Committee may, in its discretion, issue units to eligible persons as compensation for services rendered to the Company or its Subsidiaries, the value of such units to be based on the value of the Stock. Unit Awards shall be subject to whatever performance requirements, terms and conditions the Committee determines appropriate. The terms of a Unit Award

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        shall be evidenced by a written agreement executed by the
        Company and the Participant.

11.     Restrictions on Transfer of Stock.

        Stock acquired under the Plan shall be subject to such restrictions and agreements regarding performance, vesting, sale, assignment, encumbrance, or other transfer as the Committee deems appropriate at the time of making an Award.

12.     Use of Proceeds.

        Any cash proceeds realized from the sale of Stock pursuant to the Plan or from the exercise of options granted under the Plan shall constitute general funds of the Company.

13.     Amendment, Suspension or Termination of the Plan.

        (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, except as provided in paragraph 4, the Board shall not amend the Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

               (1) to increase the maximum number of shares subject to the Plan; or

               (2) to change the designation or class of persons eligible to receive Awards under the Plan.

        (b) No Award may be granted during any suspension or after the termination of the Plan, and no amendment, suspen sion or termination of the Plan shall, without the Participant's consent, alter or impair any rights or obligations under any Award previously made under the Plan.

        (c) This Plan shall terminate 10 years from the date of the most recent amendment approved by the Company's share holders, unless previously terminated by the Board pursuant to this paragraph.

        (d) Upon a termination of the Plan, the Committee may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consid eration therefor in the same manner as if the Partici pant had surrendered an option under paragraph 8 regarding stock appreciation rights.

14.     Consideration.

        Payment of the exercise price of an option or payment of any consideration required for a Stock Award granted under this Plan shall be made in cash; provided, however, that the Committee, in its sole discretion, may establish procedures which permit a Participant to pay the exercise or purchase price in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock. The Committee may also establish procedures for the sale of shares of Stock to cover withholding taxes or the withholding of shares of Stock issuable upon exercise of an option to satisfy applicable withholding taxes to the extent permitted by applicable law.

Date Amended and Restated By Company:              March 17, 1997.

Date Approved By Shareholders:                     ________, 1997.


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